 Exhibit (a)(1)(ii)
NOTICE OF GUARANTEED DELIVERY
to Tender Shares of 6.25% Series C Cumulative Convertible Preferred Stock
of
Ready Capital Corporation
at
$25.14323 per Share
Pursuant to the Offer to Purchase
Dated April 2, 2021

THE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME ON APRIL 30, 2021, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED. TENDERED NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. NEW YORK CITY TIME ON MAY 3, 2021, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer to purchase if the procedure for delivery by book-entry transfer cannot be completed prior to the expiration of the Offer. Such form may be delivered by facsimile transmission or mail to the Paying Agent. See Section 3.3 of the Offer to Purchase (as defined below).
The Paying Agent for the Offer is:
By Mail: American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219 Ref: Ready Capital Corporation	By Overnight Mail: American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219 Ref: Ready Capital Corporation
By Facsimile Transmission:
(For Eligible Institutions Only)
1-718-234-5001
Confirm Facsimile Transmission:
(By Telephone Only)
1-877-248-6417 or 1-718-921-8317
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE PAYING AGENT.
The Information Agent for the Offer is:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Banks and Brokers: (212) 269-5550
Shareholders please call: (800) 761-6521

The undersigned hereby tenders to Ready Capital Corporation, a Maryland corporation (“Ready Capital”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 2, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), the receipt of which is hereby acknowledged, shares of Ready Capital’s 6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share, pursuant to the guaranteed delivery procedure set forth in Section 3.3 of the Offer to Purchase.
Number of Shares:	Signature(s)
Name of Tendering Institution:	(Name(s)) (Please Print)
Account Number:	(Addresses)
(Zip Code)
(Area Code and Telephone Number)

GUARANTEE
The undersigned, a financial institution that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP), or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) a confirmation of a book-entry transfer of such Shares into the Paying Agent’s account at the book-entry transfer facility, together with an agent’s message (as defined in the Offer to Purchase), and any other required documents, all within two New York Stock Exchange trading days of the date hereof.
(Name of Firm)
(Address)
(Zip Code)
(Authorized Signature)
(Name) (Please Print)
(Area Code and Telephone Number)
Dated: